Exhibit 21

The following is a list of U. S. Steel’s subsidiaries at December 31, 2007

Subsidiary	State or Country of Incorporation
Adela Investment Company	Luxembourg
Chicago Lakeside Development, LLC	Delaware
Chrome Deposit Corporation	Indiana
Clairton 1314B Partnership, L.P.	Delaware
Compagnie de Gestion de Mifergui- Nimba, LTEE	Delaware
Cygnus Mines Limited	Canada
Delaware USS Corporation	Delaware
Double Eagle Steel Coating Company	Michigan
Double G Coatings, Inc.	Delaware
Double G Coatings Company, L.P.	Delaware
EJ&E West Company	Illinois
Essex Minerals Company	New Jersey
Feralloy Processing Company	Indiana
GCW/USS Energy, LLC	Illinois
Grant Assurance Corporation	Vermont
Lakeside Land, LLC	Delaware
La Pointe Iron Company	Wisconsin
New Deal Development, Inc.	Delaware
Obal-Servis, a.s. Košice	Slovakia
Oilfield Technologies, Inc.	Delaware
Olympic Laser Processing	Michigan
Orinoco Mining Company	Delaware
Perdido Land Development, Inc.	Delaware
PITCAL, Inc.	Delaware
USS-POSCO Industries	California
Pitcal Pipe, LLC	Delaware
United Spiral Pipe, LLC	Delaware
ProCoil Company, LLC	Delaware
Smart Screen Systems, Inc.	Minnesota
Societe Des mines de Fer de Guinee Pour L’Exploitation Des Monts Nimba	Guinea
Steel Health Resources, LLC	Indiana
Straightline, Inc.	Delaware
Straightline Source, Inc.	Delaware
Swan Point Development Company, Inc.	Delaware
Brookfield Swan Point, LLC	Virginia
Swan Point Yacht & Country Club, Inc.	Delaware
Transtar, Inc.	Delaware
Birmingham Southern Railroad Company	Alabama
Delray Connecting Railroad Company	Michigan
Elgin, Joliet and Eastern Railway Company	Delaware
Fairfield Southern Company, Inc.	Delaware
Texas & Northern Railway Company	Texas
Lake Terminal Railroad Company, The	Delaware
McKeesport Connecting Railroad Company	Delaware
Union Railroad Company	Delaware
Warrior & Gulf Navigation Company	Delaware
Mobile River Terminal Company	Alabama
Sisco Stevedoring, LLC	Alabama
U. S. Steel China, LLC	Delaware
U. S. Steel International of Canada, LTD.	Delaware
U. S. Steel Mining Company, LLC	Alabama

USS Mine Management, Inc.	Alabama
United States Steel International, Inc.	New Jersey
Compania de Representaciones Mercantiles, Cubacero, S. A.	Cuba
United States Steel Export Company de Mexico, S.R.L. de C.V.	Mexico
Acero Prime, S.R.L. de CV	Mexico
Acero Prime Servicios, S.R.L. de CV	Mexico
United States Steel International de Mexico, S.R.L. de C. V.	Mexico
United States Steel Receivables, LLC	Delaware
U. S. Steel Services s.r.o.	Slovakia
U. S. Steel Timber Company, LLC	Alabama
USS Galvanizing, Inc.	Delaware
PRO-TEC Coating Company	Ohio
PRO-TEC Coating Company, Inc.	Ohio
USS International Services, LLC	Delaware
USS Lakeside, LLC	Delaware
USS Oilwell Supply Co., LTD.	Delaware
USS Oilwell Tubular, Inc.	Delaware
USS Portfolio Delaware, Inc.	Delaware
USS Tubular Processing, Inc.	Delaware
U. S. Steel Holdings, Inc.	Delaware
USS Global Holdings I, B.V.	Netherlands
U. S. Steel Košice, s.r.o. (USSK)	Slovakia
Stabilita d.d.s., a.s.	Slovakia
U. S. Steel Kosice – Austria GmbH	Austria
Elekroservis VN a VVN a.s.	Slovakia
Hutnictvi železa, a.s.	Czech Republic
U. S. Steel Košice – Labortest, s.r.o.	Slovakia
U. S. Steel Kosice – Belgium S.A.	Belgium
U. S. Steel Kosice Switzerland AG in liquidation	Switzerland
U. S. Steel Košice - Bohemia a.s.	Czech Republic
U. S. Steel Kosice - France S.A.	France
U. S. Steel Košice - SBS, s.r.o.	Slovakia
U. S. Steel Kosice - Germany GmbH	Germany
U. S. Steel Kosice (UK) LIMITED	United Kingdom
Refrako s.r.o.	Slovakia
Reliningserv s.r.o.	Slovakia
Vulkmont, a.s. Košice	Slovakia
U. S. Steel Global Holdings II, B.V.	Netherlands
U. S. Steel Enterprises BV	Netherlands
U. S. Steel Serbia, d.o.o.	Serbia
USSB Industrial Business Zone d.o.o.	Serbia
USSB Kucevo d.o.o.	Serbia
USSB Spin d.o.o.	Serbia
USSB Stara Zelezara d.o.o	Serbia
U. S. Steel Serbia, BV	Netherlands
U. S. Steel Balkan, d.o.o.	Serbia
U. S. Steel Holdings II, LLC	Delaware
Worldwide Steel C.V.	Netherlands
U. S. Steel Europe, B.V.	Netherlands
U. S. Steel Holdings IV, Inc.	Delaware
United States Steel Credit Corporation	Delaware
UEC Technologies, LLC	PA
Met-Chem Canada, Inc.	Canada
Met-Chem, Inc.	Canada
UEC Sail Information Technology, LTD.	Indiana
USX Engineers and Consultants	Delaware

USX International Sales Company, Inc.	Barbados
USX Participacoes LTDA.	Brazil
Merinds Mineracao	Brazil
Mineracao Carajas, LTDA.	Brazil
Mineracao Maraba, LTDA.	Brazil
USX RTI Holdings, Inc.	Delaware
Republic Technologies International Holdings LLC	Delaware
Republic Technology International LLC	Delaware
Worthington Specialty Processing	Missouri
WP Acquisition Holding Corporation	Delaware
Preserve Village Developers, LLC	Delaware
Appleford Swim Club, Inc.	Alabama
Hillsboro Residential Association, Inc.	Alabama
Brocks Gap Swim Club, Inc.	Alabama
Chestnut Ridge Owner’s Association, Inc.	Alabama
Lake Trace Owner’s Association, Inc.	Alabama
Oxmoor Corporate Park Association, Inc.	Alabama
The Preserve Owners Association, Inc.	Alabama
Rosser Farms Homeowner’s Association, Inc.	Alabama
U. S. Steel Tubular Products, Inc.	Delaware
Zinklahoma, Inc.	Delaware
Fintube Technologies, Inc.	Oklahoma
Lone Star Steel Holdings, Inc.	Delaware
Fintube Canada, Inc.	Delaware
Star Capital Funding, Inc.	Delaware
Star Brazil US, LLC1	Texas
Star Brazil US, LLC 2, Suite 600	Texas
Lone Star Brazil Holdings 1 Ltda.	Brazil
Lone Star Brazil Holdings 2 Ltda.	Brazil
Apolo Tubulars S.A.	Brazil
Star International Holdings Ltd.	Cayman
Star China Ltd.	Cayman
Star TC Holdings, LLC	Texas
Lone Star Technologies China, LLC	Texas
Aletas Y Birlos Mexicana SA, De C.V.	Mexico
Aletas Y Birlos SA, De C.V.	Mexico
Fintube (Thailand) Limited	Thailand
U. S. Steel Canada Limited Partnership	Canada
The Steel Company of Canada, Limited	Canada
U. S. Steel Canada, Inc.	Canada
Stelco Holding Company	Delaware
Ontario Coal Company	Delaware
Ontario Eveleth Company	Minnesota
Stelco Coal Company	PA
Chisholm Coal Company	Kentucky
Ontario Hibbing Company	Minnesota
Stelco Erie Corporation	Delaware
Kanawha Coal Company	W. VA
Ontario Tilden Company	Michigan
Tilden Mining Company, LLC	Michigan
Hibbing Development Company	Minnesota
Hibbing Taconite Company	Minnesota
Beckley Coal Co.	W. VA
Mathies Coal Co. (PA)	PA
Mittal USA - Ontario Iron Inc.	Minnesota
Hamilton Coke GP Inc.	Canada
Hamilton Coke Limited Partnership	Ontario
Lake Erie Coke GP Inc.	Canada
Lake Erie Coke Limited Partnership	Ontario

HMLTN Energy GP Inc.	Canada
HMLTN Energy Limited Partnership	Ontario
Lake Erie Energy GP Inc.	Canada
Lake Erie Energy Limited Partnership	Ontario
HLE Mining GP Inc.	Canada
HLE Mining Limited Partnership	Ontario
Hamilton Land GP Inc.	Canada
Hamilton Land Limited Partnership	Ontario
Lake Erie Land GP Inc.	Canada
Lake Erie Land Limited Partnership	Ontario
The Stelco Plate Company Ltd.	Canada
Stelco USA, Inc.	Michigan
Commercial Distribution Services	Michigan
Hamilton Steel GP Inc.	Canada
Hamilton Steel Limited Partnership	Ontario
Lake Erie Steel Limited Partnership	Canada
Lake Erie Steel GP Inc.	Ontario
Wabush Mines (Quebec)	Quebec
Arnaud Railway Company (Quebec)	Quebec
Wabush Lake Railway Company Ltd. (Alta)	Alta
Knoll Lake Minerals Limited	Canada
Northern Land Company Limited	Nfld
Twin Falls Power Corporation Ltd.	Canada
Lake Erie Slab Company Inc.	Ontario
742784 Ontario Inc.	Ontario
Baycoat Limited	Canada
Baycoat (L.P.)	Ontario
Z-Line Company	Ontario
D.C. Chrome Limited	Ontario